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                                                                    Exhibit 5


                         [FROST & JACOBS LETTERHEAD]


NEIL GANULIN
nganulin@frojac.com
(513)651-6882


                                                                July 17, 1998


Convergys Corporation
Atrium One
201 E. Fourth Street, 102-2000
Cincinnati, Ohio 45202

Ladies and Gentlemen:

        We are counsel for Convergys Corporation (the "Company") and are acting as such in connection with the registration of 18,000,000 common shares, without par value, of the Company (the "Common Shares") under the Securities Act of 1933, as amended, on Form S-1 Registration Statement ("Registration No. 333-53619), as amended, which was originally filed with the Securities and Exchange Commission on May 26, 1998.

        With respect to the Common Shares registered pursuant to the Registration Statement as filed (and as it may be amended), this is to advise that it is our opinion that the Company is duly organized as an Ohio corporation and is in good standing, and that the Common Shares to be registered, when sold, will be validly issued, fully paid and non-assessable under the laws of the State of Ohio.

        We hereby give our written consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name wherever it appears in such Registration Statement.



                                       Very truly yours,


                                       /s/ Frost & Jacobs LLP